Consent of Independent Accountants

We consent to the incorporation by reference in Post-Effective
Amendment No. 32 to the Registration Statement of the Target Maturities Trust
2000 Fund (formerly the American Century-Benham Target Maturities Trust 2000
Fund), the Target Maturities Trust 2005 Fund (formerly the American
Century-Benham Target Maturities Trust 2005 Fund), the Target Maturities Trust
2010 Fund (formerly the American Century-Benham Target Maturities Trust 2010
Fund), the Target Maturities Trust 2015 Fund (formerly the American
Century-Benham Target Maturities Trust 2015 Fund), the Target Maturities Trust
2020 Fund (formerly the American Century-Benham Target Maturities Trust 2020
Fund), and the Target Maturities Trust 2025 Fund (formerly the American
Century-Benham Target Maturities Trust 2025 Fund), (the six funds in the
American Century Target Maturities Trust, hereafter referred to as the
“Funds”), on Form N-1A of our report dated November 10, 1999 on our audits of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended
September 30, 1999, which is incorporated by reference in the Statement of
Additional Information. We also consent to the reference in the Statement of
Additional Information to our Firm under the caption “Independent
Accountants.”

Kansas City, Missouri

January 26, 2000